UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
June 19, 2007

L Q CORPORATION, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

000-25977 (COMMISSION FILE NUMBER)	77-0421089 (I.R.S. EMPLOYER IDENTIFICATION NO.)

888 Seventh Avenue New York, New York 10019 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 974-5730
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On June 19, 2007, L Q Corporation, Inc. (“L Q Corporation”), Dynabazaar, Inc. (“Dynabazaar”) and LQ Merger Corp. entered into an amendment to the Amended and Restated Agreement and Plan of Merger, dated as of February 26, 2007 (the “Merger Agreement”), which amended certain termination provisions in the Merger Agreement as follows:

•	the deadline by which Dynabazaar or L Q Corporation may terminate the Merger Agreement if the merger has not been consummated was changed from June 30, 2007 to August 31, 2007;

•
the deadline by which Dynabazaar or L Q Corporation may terminate the Merger Agreement if the requisite vote of the stockholders of Dynabazaar or L Q Corporation has not been obtained was changed from June 25, 2007 to August 25, 2007;

•	the expiration date of the cure period for a breach of any representation or warranty set forth in the Merger Agreement was changed from June 20, 2007 to August 20, 2007; and

•	the expiration date of the cure period for a breach of any covenant or agreement set forth in the Merger Agreement was changed from June 20, 2007 to August 20, 2007.

Item 9.01. Financial Statements and Exhibits.

d.	Exhibits

2.1	Amendment to Amended and Restated Agreement and Plan of Merger, dated as of June 19, 2007, among Dynabazaar, Inc., L Q Corporation, Inc. and LQ Merger Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        L Q CORPORATION, INC.

Dated:  June 20, 2007                                                                               By: /s/ Melvyn Brunt
                           Melvyn Brunt
                                           Chief Financial Officer